UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2015

Energizer Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

Energizer Holdings, Inc. (the “Company”), through its Board of Directors (the “Board”), has made the strategic decision to exit the Company’s industrial blade product line, which currently is part of the Company’s Personal Care segment, due to a shift of management focus to other segment products. This decision was approved by the Board on May 21, 2015. The Company expects to complete the exit of the business, through either sale or wind down, by the end of fiscal 2016.

Impacted by this decision are operations in Verona, Virginia; Obregon, Mexico; and the United Kingdom. If the Company is unable to transact a sale of some or all of the business, it expects to incur approximately $35 to $45 million in pre-tax exit costs. This estimate includes approximately $10 to $15 million in cash charges including severance, facility closure costs and loss contingencies, and approximately $25 to $30 million of non-cash charges related to asset impairment. While the estimate of cash charges may change if the business is sold, the Company expects that the non-cash charges related to asset impairment will be realized whether the exit is completed through sale or wind down. The Company expects that all costs associated with this exit will be incurred prior to the end of fiscal 2016, with the majority of the costs expected to be incurred in fiscal 2015.

At this time, the estimates of the cost to exit the Company’s industrial blade product line are preliminary and subject to change, based on further analysis and whether the Company sells the business. Furthermore, such estimates constitute forward-looking statements, which are not based on historical facts but instead reflect the Company’s expectations, estimates or projections concerning future results or events. Forward-looking statements are not guarantees and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause the estimated costs to differ materially from those indicated within this document. Any updates to these estimates will be included in the Company’s future quarterly reports on Form 10-Q.

Item 2.06. Material Impairments

Please refer to the discussion in Item 2.05 hereof, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced plans to separate the Household Products and Personal Care divisions of the Company into two independent, publicly traded companies (the “Spin-Off”), which is targeted for July 1, 2015, each of Bill G. Armstrong, John E. Klein, W. Patrick McGinnis, J. Patrick Mulcahy and John R. Roberts submitted his resignation as a director of the Company, in each case effective as of immediately prior to, and contingent upon, the completion of the Spin-Off, to join the board of directors of the new public company which will own the Household Products business (“New Energizer”). In addition, on May 21, 2015, the Board appointed each of David P. Hatfield, Rakesh Sachdev, and Carla C. Hendra (each a “New Director” and collectively, the “New Directors”) as a member of the Board, in each case effective as of, and contingent upon, the completion of the Spin-Off. Mr. Sachdev and Ms. Hendra will be compensated on the same basis as all other non-management directors of the Company, as described under “Director Compensation” in the Company’s Proxy Statement for its 2015 Annual Meeting of Shareholders.

Following the Spin-Off, the Board will consist of Ward M. Klein, David P. Hatfield, Daniel J. Heinrich, Carla C. Hendra, R. David Hoover, John C. Hunter, James C. Johnson and Rakesh Sachdev and the composition of the Audit Committee, Nominating and Executive Compensation Committee and Finance and Oversight Committee will be as follows:

Audit Committee

Daniel J. Heinrich (Chair)

James C. Johnson

Rakesh Sachdev

Nominating and Executive Compensation Committee

Carla C. Hendra

John C. Hunter III (Chair)

James C. Johnson

Finance and Oversight Committee

David P. Hatfield

Daniel J. Heinrich

R. David Hoover (Chair)

Ward M. Klein

There are no arrangements or understandings pursuant to which the New Directors of the Company are to be elected as directors, and there are no related party transactions between the Company and any New Director reportable under Item 404(a) of Regulation S-K.

On May 21, 2015, the Board also approved the removal, in each case effective as of immediately prior to, and contingent upon, the completion of the Spin-Off, of each individual currently serving as an officer of the Company who will be an employee of New Energizer or any of its subsidiaries following the completion of the Spin-Off, including:

•	Alan R. Hoskins, currently President and Chief Executive Officer of Energizer Household Products, who will serve as President and Chief Executive Officer of New Energizer;

•	Mark S. LaVigne, currently the Company’s Vice President, General Counsel and Secretary, who will serve as Executive VP & Chief Operating Officer of New Energizer; and

•	Brian K. Hamm, currently the Company’s Vice President and Controller, who will serve as Executive VP and Chief Financial Officer of New Energizer.

In addition, the Board approved the appointment of the following individuals to the offices set forth below on May 21, 2015, in each case effective as of, and contingent upon, the completion of the Spin-Off:

•	Ward Klein, currently CEO of the Company, will become Executive Chairman of the Board;

•	David Hatfield, currently President and Chief Executive Officer of Energizer Personal Care, will serve as President and Chief Executive Officer of the Company;

•	Sandy Sheldon, currently the Company’s Vice President, Finance, will serve as Chief Financial Officer of the Company; and

•	Elizabeth Dreyer, currently the Vice President, Controller and Chief Accounting Officer of Energizer Personal Care will serve as the Company’s Vice President, Controller and Chief Accounting Officer and the Company’s principal accounting officer.

The information regarding Messrs. Klein and Hatfield required under Items 401 (b), (d) and (e) of Regulation S-K is included under “Executive Officers of the Registrant” on page 18 of the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2014, as filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2014, and is incorporated herein by reference.

Sandy Sheldon, 52, has served as the Company’s Vice President, Finance since 2012. Prior to her current position, she served as the Vice President of Finance for Schick Wilkinson Sword and Personal Care from 2006 to 2012. Ms. Sheldon joined Ralston Purina in 1986 and began her career at PriceWaterhouseCoopers.

Elizabeth E. Dreyer, 52, currently serves as the Vice President, Controller and Chief Accounting Officer of Energizer Personal Care. From October 2010 until January 2015, Ms. Dreyer served as the Vice President, Controller and Chief Accounting Officer for Hillenbrand, Inc. From 2008 until 2010 Ms. Dreyer served as the Vice President of Finance at Zimmer, Inc. Prior to joining Zimmer, she held management roles in finance, organizational effectiveness, and audit at Createc Corporation, ADESA, Inc., Guidant Corporation, and Deloitte.

On May 21, 2015, the Board adopted forms of Indemnification Agreements that will be used for members of the Board and officers of the Company following the Spin-Off. The Indemnification Agreements provide that the Company will indemnify (except in certain limited circumstances) the indemnitee against all expenses (including attorneys’ fees), judgments, settlement amounts, fines and penalties in connection with any action, claim, suit or proceeding to which the indemnitee is or was a party, or is threatened to be made a party, or in which he or she otherwise becomes involved as a witness or to produce documents or information, in any such case by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise. In addition, the Indemnification Agreements provide for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the Indemnification Agreements, provided that the indemnitee submits a written undertaking to repay the advanced amounts if, upon conclusion of the proceeding, it is ultimately determined that the indemnitee was not entitled to indemnification.

The description of the Indemnification Agreements set forth herein is a summary only and is qualified in its entirety by the full text of the forms of Indemnification Agreements, attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Indemnification Agreement (for directors and officers with existing agreements)

10.2	Form of Indemnification Agreement (for new directors and officers)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: May 28, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Form of Indemnification Agreement (for directors and officers with existing agreements)

10.2	Form of Indemnification Agreement (for new directors and officers)